                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            Castle Energy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------

       2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------

       4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------

       5)   Total fee paid:

            --------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:____________________________________________
       2)  Form, Schedule of Registration Statement No.:______________________
       3)  Filing Party:______________________________________________________
       4)  Date Filed:________________________________________________________

                                                                April 30, 1999




Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Castle Energy Corporation (the "Company") to be held on Wednesday, June 16, 1999, at 9:30 A.M., Eastern Daylight Time, at the Radnor Hotel, 591 E. Lancaster Avenue, St. Davids, Pennsylvania.

  At the Annual Meeting, you will be asked to consider and vote upon two matters: a proposal to elect the nominee named in the accompanying Proxy Statement as Director to serve for the period indicated and a proposal to reappoint KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending September 30, 1999.

  Whether or not you are personally able to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy as soon as possible. This action will not limit your rights to vote in person if you wish to attend the Annual Meeting.

         A copy of the Company's annual report on Form 10-K for the year ended September 30, 1998 was previously sent to you.

         I look forward to seeing you at the Annual Meeting.

                                           Sincerely,




                                           Joseph L. Castle II
                                           Chairman and Chief Executive Officer

                            CASTLE ENERGY CORPORATION

                                   ----------

                    Notice of Annual Meeting of Stockholders
                           to be held on June 16, 1999

                                                                 April 30, 1999
To The Stockholders:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Castle Energy Corporation, a Delaware corporation (the "Company"), will be held at the Radnor Hotel, 591 E. Lancaster Avenue, St. Davids, Pennsylvania, on Wednesday, June 16, 1999 at 9:30 A.M., Eastern Daylight Time, for the following purposes:

      1. To elect the nominee named in the Proxy Statement as Director to serve for the period indicated or until his successor has been elected.

      2. To consider and take action upon a proposal to reappoint KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 1999.

      3. To transact any other business as may properly come before the Annual Meeting.

      Stockholders of record at the close of business on April 23, 1999 will be entitled to notice of and to vote at the Annual Meeting.

    The Company's Annual Report to Stockholders for the fiscal year ended September 30, 1998 was previously sent to the stockholders.

    A complete list of stockholders entitled to vote at the Annual Meeting will be kept at the office of the Company, One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, Pennsylvania 19087, for examination by any stockholder, during ordinary business hours, for a period of not less than ten days prior to the Annual Meeting.

                                       By Order of the Board of Directors





                                       Joseph L. Castle II
                                       Chairman and Chief Executive Officer

IMPORTANT:   PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN
             THE SELF-ADDRESSED RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS
             PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
             MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON,
             YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY
             STATEMENT.

                             PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  June 16, 1999


                                  INTRODUCTION

    The accompanying proxy is solicited by the Board of Directors of Castle Energy Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held on June 16, 1999 and any adjournment or adjournments thereof (the "Annual Meeting"). When such proxy is properly executed and returned, the shares of the Company's Common Stock, par value $.50 per share ("Common Stock"), it represents will be voted at the Annual Meeting as directed. If no specification is indicated, the shares will be voted "FOR" the election of the nominee to serve as Director for the term designated and "FOR" the reappointment of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending September 30, 1999. Any stockholder granting a proxy has the power to revoke it at any time prior to its exercise by notice of revocation to the Company in writing, by voting in person at the Annual Meeting, or by execution of a later dated proxy; provided, however, that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

    The shares entitled to vote at the Annual Meeting consist of shares of Common Stock, with each holder of record as of the close of business on April 23, 1999 (the "Record Date") entitled to one vote for each such share held. As of the Record Date there were 2,940,729 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. This Proxy Statement and accompanying proxy are being sent to stockholders of the Company on or about April 30, 1999.

    The address of the Company's principal executive offices is One Radnor Corporate Center, Suite 250, 100 Matsonford Road, Radnor, Pennsylvania 19087, and the telephone number is (610) 995-9400.

                                TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
INTRODUCTION......................................................................................         1

PRINCIPAL HOLDERS OF VOTING SECURITIES............................................................         3

SECURITY OWNERSHIP OF MANAGEMENT..................................................................         4

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES...................................................         5

EXECUTIVE COMPENSATION............................................................................         7

    Summary Compensation..........................................................................         7
    Option Grants in Last Fiscal Year (Year Ended September 30, 1998).............................         8
    Option Exercises and Option Values............................................................         8
    Employment Agreements.........................................................................         8
    Severance Agreements..........................................................................         9
    Section 16(a) Compliance and Beneficial Ownership Reporting...................................         9
    Compensation Committee Interlocks and Insider Participation...................................         9
    Board Compensation Committee Report on Executive Compensation.................................         9
    Performance Graph.............................................................................        11

BOARD OF DIRECTORS AND BOARD COMMITTEES...........................................................        13
    Fiscal 1998 Board Meetings....................................................................        13
    Board Committees..............................................................................        13
    Compensation of Directors.....................................................................        13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................................................        14

PROPOSAL TO ELECT DIRECTOR(S).....................................................................        14

PROPOSAL TO REAPPOINT INDEPENDENT ACCOUNTANTS.....................................................        15

OTHER MATTERS.....................................................................................        16

VOTE REQUIRED.....................................................................................        16

STOCKHOLDER PROPOSALS.............................................................................        16

EXPENSES OF SOLICITATION..........................................................................        16


                     PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth, as of March 31, 1999, the names of all persons who were known by the Company to be the beneficial owners (as defined in the rules of the Securities and Exchange Commission (the "Commission")), of more than five percent of the shares of Common Stock of the Company:

                                              Amount and Nature of          Percent of
Name and Address of Beneficial Owner          Beneficial Ownership(1)        Class(1)
------------------------------------          -----------------------        --------

Joseph L. Castle II and Sally W. Castle           548,008(2)                  18.43%
One Radnor Corporate Center, Suite 250
100 Matsonford Road
Radnor, Pennsylvania 19087

FMR Corp.                                         408,750(3)                  13.90%
82 Devonshire Street
Boston, Massachusetts 02109

Kestrel Investment Management                     279,600(4)                   9.51%
411 Borel Avenue, Suite 403
San Mateo, California  94402

Ryback Management Corporation                     160,000(5)                   5.44%
7711 Carondolet Avenue, Suite 700
St. Louis, Missouri  63107

---------------

(1) Based on a total of 2,940,729 shares of Common Stock issued and outstanding as of March 31, 1999. In calculating each respective holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which the holder has the right to acquire within 60 days are included.

(2) Joseph L. Castle II and Sally W. Castle are husband and wife. As such, each is deemed to beneficially own 548,008 shares of Common Stock. Represents (a) 478,233 shares of Common Stock owned by Mr. Castle (b) 37,275 shares of Common Stock owned by Mrs. Castle and (c) 32,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Castle at $12.25 per share.

(3) These shares are beneficially owned by Fidelity Management & Research Company as a result of its serving as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and as investment adviser to certain other funds which are generally offered to limited groups of investors. Based on information furnished by stockholder as of December 31, 1998, the most recent date as of which such information was so furnished.

(4) Based on information furnished by stockholder as of December 31, 1998, the most recent date as of which such information was so furnished.

(5) Based on information furnished by stockholder as of December 31, 1998, the most recent date as of which such information was so furnished.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of March 31, 1999, the shares of Common Stock beneficially owned by each current and former executive officer named in the Summary of Compensation Table below (the "Named Executives"), by each director of the Company and by the directors and executive officers of the Company as a group, with sole voting and investment power unless otherwise indicated:

                                                                   Amount and Nature of        Percent of
                  Name of Beneficial Owner                       Beneficial Ownership (1)     Class (1)(2)
-------------------------------------------------------------    ------------------------    -------------

Joseph L. Castle II..........................................          548,008(3)                 18.43%
Richard E. Staedtler.........................................           75,050(4)                  2.49%
Timothy M. Murin.............................................           30,225(5)                  1.02%
Martin R. Hoffmann...........................................           22,000(6)                  -
Sidney F. Wentz..............................................           20,000(7)                  -
John P. Keller...............................................           17,000(8)                  -
All directors and executive officers
as a group (6 persons).......................................            727,283                  23.12%

-------------

(1) Based on a total of 2,940,729 shares of Common Stock issued and outstanding as of March 31, 1999. In calculating each respective holder's percentage ownership and beneficial ownership in the table above, shares of Common Stock which the holder has the right to acquire within 60 days are included.

(2)   Percentages of less than one percent are omitted.

(3) Joseph L. Castle II and Sally W. Castle are husband and wife. As such, each is deemed to beneficially own 548,008 shares of Common Stock. Represents (a) 478,233 shares of Common Stock owned by Mr. Castle and 37,275 shares of Common Stock owned by Mrs. Castle and (b) 32,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days by Mr. Castle at $12.25 per share.

(4) Represents 50 shares of Common Stock owned by Mr. Staedtler, 50,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $13.125 per share and 25,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $10.25 per share.

(5) Represents 2,725 shares of Common Stock owned by Mr. Murin, 2,500 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $10.25 per share and 25,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $17.25 per share.

(6) Represents 2,000 shares of Common Stock owned by an individual retirement account for the benefit of Mr. Hoffmann, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.25 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.125 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.375 per share and 5,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $13.50 per share.

(7) Represents 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.25 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.125 per share, 5,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.375 per share and 5,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $13.50 per share.

(8) Represents 2,000 shares of Common Stock owned by Mr. Keller and 10,000 shares of Common Stock issuable upon exercise of options which are exercisable within 60 days at $11.375 per share and 5,000 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days at $13.50 per share.


                 DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

      Set forth below is certain information concerning the directors and executive officers of the Company and its significant subsidiaries as of March 31, 1999:

Named Directors and Executive
-----------------------------
  Officers of the Company                      Age                               Position(s)
  -----------------------                      ---         --------------------------------------------------------
Joseph L. Castle II ....................        66         Chairman of the Board and Chief Executive Officer of the
                                                           Company
Sidney F. Wentz.........................        67         Director
Martin R. Hoffmann......................        67         Director
John P. Keller..........................        59         Director
Richard E. Staedtler....................        54         Director, Chief Financial Officer and Chief Accounting
                                                           Officer
Executive Officer of Significant
--------------------------------
  Subsidiaries of the Company
  ---------------------------
Timothy M. Murin........................        43         President of Castle Exploration Company, Inc. ("CECI")
                                                           and Castle Texas Production L.P. ("CTPLP"), subsidiaries
                                                           of the Company

      A description of the business experience of each of the directors and executive officers of the Company and the executive officer of significant subsidiaries of the Company is as follows:

      Directors and Executive Officers of the Company
      -----------------------------------------------

      Joseph L. Castle II has been a Director of the Company since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of the Company from December 1985 through December 20, 1993 when he reassumed his position as Chairman of the Board. Previously, Mr. Castle was Vice President of Philadelphia National Bank; a corporate finance partner at Butcher and Sherrerd; an investment banking firm, and a Trustee of The Reading Company. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is a director of Comcast Corporation and Charming Shoppes, Inc.

      Sidney F. Wentz has been a director of the Company since June 1995. Mr. Wentz has been Chairman of the Board of The Robert Wood Johnson Foundation, the nation's largest health care philanthropy, since June 1989. Commencing in 1967, he held several positions with Crum and Forster, an insurance holding company, retiring as Chairman and Chief Executive Officer in 1988. Previously, he was an attorney with the law firm of White & Case and then Corporate Attorney for Western Electric Company/AT&T. Mr. Wentz is a director of Ace Limited, a Bermuda-based insurance company and the Bank of Somerset Hills, and a trustee of Drew University.

      Martin R. Hoffmann has been a director of the Company since June 1995. Mr. Hoffmann is of counsel to the Washington, D.C. office of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He was a Senior Visiting Fellow at the Center for Technology, Policy and Industrial Development of the Massachusetts Institute of Technology from May 1993 to May 1995 and a private business consultant since 1993. From 1989 to 1993, Mr. Hoffmann served as Vice President and General Counsel of Digital Equipment Corporation. Prior to assuming this position, Mr. Hoffmann practiced law as Managing Partner of the Washington, D.C. office of Gardner, Carton and Douglas from 1977 to 1989. Mr. Hoffmann also served in various capacities at the United States Department of Defense, including General Counsel from 1974 to 1975 and Secretary of the Army from 1975 to 1977. He is a Director of Seachange International, Inc. of Maynard, Massachusetts.

      John P. Keller has been a director of the Company since April 1997. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia. In 1993 and 1994 Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Old Kent Financial Corporation.

      Richard E. Staedtler has been a director of the Company since May 1997 and has been Senior Vice President and Chief Financial Officer of the Company since November 1994. Mr. Staedtler served as a director of the Company from 1986 through September 1992, and as Chief Financial Officer of the Company from 1984 through June 1993, when he formed Terrapin Resources, Inc. ("Terrapin") to purchase Minden Energy Corporation, then a wholly-owned subsidiary of the Company. Mr. Staedtler also serves as President of Terrapin, which provided certain administrative services to the Company until June 30, 1998. See "Certain Relationships and Related Transactions."

      Executive Officer of Significant Subsidiaries of the Company
      ------------------------------------------------------------

      Timothy M. Murin has been the President of CECI since June 1993. From August 1986 to June 1993, Mr. Murin served as the Vice President - Exploration and Production of CECI and thereafter as President of CECI. From August 3, 1993 until January 1997 and from May 1997 to the present, Mr. Murin has been President of CTPLP.

                             EXECUTIVE COMPENSATION

Summary Compensation

      The following table summarizes all compensation earned by the Company's Chief Executive Officer and each of the other executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended September 30, 1998.


                           SUMMARY COMPENSATION TABLE

                                                                                                Long-Term
                                                                                               Compensation
                                                                                                  Awards
                                                                                               ------------
                                                                                                Securities
                                   Fiscal Year                                      Other       Underlying       All Other
                                      Ended           Annual Compensation        Compensation:   Options/       Compensation
Name and Principal Position       September 30,      Salary($)    Bonus($)       Retention(2)     SARs(#)           ($)
------------------------------    -------------      ---------    --------      --------------  -----------      ---------
Joseph L. Castle II..............     1998           $356,875                     $126,171                       $6,234(1)
    Chairman of the Board,            1997            356,250     $800,000                                        6,868(1)
    Chief Executive Officer and       1996            356,250                                                     7,125(1)
    Director of the Company
Richard E. Staedtler.............     1998            229,168       50,000          60,939                        6,875(1)
    Director of the Company           1997            200,833       25,000                                        6,213(1)
    Chief Financial Officer           1996            192,500       25,000                                        3,000(1)
    Chief Accounting Officer
Timothy M. Murin.................     1998            108,333       20,000          27,084         25,000         3,521(1)
    President of Castle Exploration   1997             95,413       25,000                                          591(1)
      CECI and CTPLP                  1996             90,656        7,500



---------------------
(1)   Represents Company matching contributions under the Company's 401(k) Plan.

(2) Represents payments made pursuant to agreements with the Company. See "Severance/Retention Agreements."

Option Grants in Last Fiscal Year

      The following options were granted to the Named Executive Officers during the fiscal year ended September 30, 1998.

              OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 1998
                                Individual Grants

                                                                                                     Potential Realizable
                            Number                                                                     Value at Assumed
                         of Securities                                                            Annual Rates of Stock Price
                          Underlying      Options Granted                                        Appreciation for Option Term
                            Options        to Employees       Exercise                           ----------------------------
         Name              Granted (#)     In Fiscal Year    Price ($/sh)   Expiration Date           5%               10%
----------------------  ---------------- -----------------  ------------- -------------------    ------------      -----------
Joseph L. Castle......
Richard E. Staedtler..
Timothy M. Murin......       25,000            45.45%           $17.25        July 22, 2008          $271,250        $687,250

Fiscal Year End Option Values

      The following table shows the total number of unexercised options held at September 30, 1998 by the Named Executive Officers and the values for unexercised "in-the-money" options, which represent the positive spread between the exercise price of such stock options and the fair market value of the shares of Common Stock as of September 30, 1998, which was $17.563 per share. No options were exercised by any Named Executive Officer during the fiscal year ended September 30, 1998.

                          FISCAL YEAR END OPTION VALUES

                                             Number of
                                             Securities           Value of
                                             Underlying         Unexercised
                                            Unexercised         in-the-Money
                                             Options at          Options at
                                          Fiscal Year-End     Fiscal Year-End
                                                (#)                  ($)
                                            Exercisable/        Exercisable/
                Name                       Unexercisable       Unexercisable
------------------------------------      ---------------     --------------
Joseph L. Castle II.................         32,500/-            $172,673/-
Richard E. Staedtler................         75,000/-            $404,725/-
Timothy M. Murin....................         27,500/-            $ 26,108/-

Employment Agreements

      Under the terms of his deferred compensation/retirement agreement, Mr. Joseph L. Castle II, Chairman and Chief Executive Officer, was entitled to an $848,000 benefit at September 30, 1996. In June 1997, the Compensation Committee changed the compensation base upon which the $848,000 benefit was computed, resulting in an increase in such benefit by $157,000 to $1,005,000 as of September 30, 1997. In October 1997, the Company paid Mr. Castle $285,456. In October 1998, the Company paid Mr. Castle $302,163. The Company anticipates paying the remaining $417,381 in October 1999.

Severance/Retention Agreements

      The Company entered into severance agreements with Messrs. Castle, Staedtler and Murin in June 1996 during the period when the Company sought to sell its assets to outside parties. Pursuant to the terms of the severance agreements, each officer is entitled to severance compensation in the event the Company sells substantially all of its assets and the purchaser does not retain such Named Executive Officer. Severance compensation under such circumstances is equal to one-month's salary for each full year of service with the Company and/or its subsidiaries. In addition, the severance agreements include a retention provision whereby such Named Executive Officers will receive such severance compensation if they remain with the Company through June 1, 1998 - whether or not they are subsequently terminated. Messrs. Castle, Staedtler and Murin have remained with the Company and are receiving retention pay.

Section 16(a) and Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and owners of more than 10% of any class of the Company's securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the Commission. The Commission's rules also require such persons to furnish the Company with a copy of all Section 16(a) reports that they file.

Compensation Committee Interlocks and Insider Participation

      For the fiscal year ended September 30, 1998, the Compensation Committee consisted of Sidney F. Wentz, Chairman, Martin R. Hoffmann and John P. Keller. All three members are outside directors of the Company.

Board Compensation Committee Report on Executive Compensation

      Overall Policy. This report is provided by the Compensation Committee to assist stockholders in understanding the Compensation Committee's objectives and procedures in establishing the compensation of the Company's Chief Executive Officer and other executive officers.

      The Company's executive compensation programs are designed to retain and reward executives who are successful in helping the Company achieve its business objectives. The key components of the executive compensation program are base salary, annual incentive awards and equity participation. These components are administered with the goal of providing total compensation that is competitive with compensation levels in the external marketplace. The program also recognized meaningful differences in individual performance. Each year the Compensation Committee reviews the elements of executive compensation to insure that the total compensation program, and each of its elements, meet the overall objectives discussed above.

      Base Salary. Executive officers' salaries (and salary increases, which are reviewed annually) are determined on a subjective basis with consideration given to the level of job responsibility, the competitiveness of the executives' salaries to the external marketplace and the degree to which the executive's individual objectives have been achieved. Individual objectives vary by business unit and strategic business goals. These factors are not considered on any formula basis.

      Bonus Program. Bonus payments are subjectively determined and are designed to reward and encourage individual excellence. In determining whether to award a discretionary bonus, the Compensation Committee considers the individual's special achievements, such as his contribution to actions taken during the past year that contribute to the strategic growth, profitability and competitiveness of the Company. Bonus payments tend to reflect results of the most recent fiscal year and thus emphasize achievement of short-term business plans. In addition, special bonuses are considered for exceptional efforts made during the year in connection with a particular transaction or business situation.

      Equity Participation. The Compensation Committee believes that it is in the Company's best interests to grant stock options to executive officers in order to align the interests of those executive officers with the stockholders and to maximize long-term stockholder value. The purpose of the Company's 1992 Executive Equity Incentive Plan (the

"Incentive Plan"), approved by the stockholders of the Company in May 1993, is to increase the ownership of Common Stock of the Company by those key employees who contribute to the continued growth, development and financial success of the Company and its subsidiaries and to attract and retain key employees and reward them for the Company's profitable performance. The Incentive Plan is administered by the Compensation Committee.

      Actual individual awards are subjectively determined based on marketplace competitive practices and on such factors as the recipient's position, annual salary and individual and Company performance as well as historical equity grants and ownership positions. The Compensation Committee believes that equity participation helps create a long-term partnership between management/owners and other stockholders. The policy of granting stock options and encouraging stock ownership has played a strong part in retaining an excellent team of executives and managers.

      Compensation of the Chief Executive Officer. The Compensation Committee considers the same factors described above in determining the salary of Mr. Castle, the Chairman and Chief Executive Officer of the Company. Mr. Castle's salary earned in fiscal 1998 was $356,875 versus $356,250 in fiscal 1997. In June 1998, the Compensation Committee increased Mr. Castle's annual salary from $356,250 to $360,000. In addition, Mr. Castle earned retention pay of $126,171 in fiscal 1998 (see "Severance/Retention Agreement").

      Mr. Castle was not granted any stock options in fiscal 1998.

      In addition to the foregoing, Mr. Castle was paid $285,456 in October 1997 and $302,163 in October 1998 under his deferred compensation/retirement plan. Such payments were due to Mr. Castle at September 30, 1997 (see "Employment Agreements").

      The Compensation Committee believes that performance based bonuses and stock options should constitute a significant portion of Mr. Castle's total compensation.

      Tax Deductibility of Executive Compensation. The Omnibus Budget Reconciliation Act (OBRA) of 1993 added Section 162(m) to the Internal Revenue Code. This section eliminates a company's tax deduction for any compensation over one million dollars paid to any one of the Named Executive Officers, subject to several statutory exceptions. The Company desires to preserve the tax deductibility of all compensation paid to its executive officers and other members of management. The Company and its subsidiaries did not pay any of the Named Executive Officers over one million dollars in fiscal 1998.

Compensation Committee:

Martin R. Hoffmann
John P. Keller
Sidney F. Wentz (Chairman)

Performance Graph

      The following performance graph sets forth a comparison of cumulative total return since September 30, 1993 among the Company, the NASDAQ stock market (Market Index for U.S. Companies only) and upon a peer group of natural gas marketing and transmission companies whose operations are comparable to the Company's continuing operations.

      The Company is currently engaged in two segments of the petroleum industry, natural gas marketing and exploration and production. The dominant segment is natural gas marketing which accounted for approximately 96% of consolidated revenues for the fiscal year ended September 30, 1998.

Performance Graph

               Comparison of Five Year-Cumulative Total Returns(1)
                   Among the Company, the NASDAQ Stock Market
                 (U.S. Companies Only) and the Company's Natural
                           Gas Marketing Peer Group(2)

                  Castle Energy Corporation      NASDAQ Stock Market      Self-Determined Peer Group
9/30/93                 100.000                       100.000                     100.000
10/29/93                148.387                       102.247                      92.596
11/30/93                114.516                        99.201                      82.484
12/31/93                 82.258                       101.966                      80.663
1/31/94                  66.129                       105.061                      84.044
2/28/94                  54.839                       104.080                      78.752
3/31/94                  66.935                        97.681                      74.815
4/29/94                  70.968                        96.412                      77.793
5/31/94                  80.645                        96.649                      81.531
6/30/94                  93.548                        93.114                      81.362
7/29/94                  81.452                        95.025                      85.562
8/31/94                 114.516                       101.084                      84.637
9/30/94                 103.226                       100.826                      81.289
10/31/94                 96.774                       102.806                      78.514
11/30/94                 82.258                        99.396                      75.618
12/30/94                 74.194                        99.674                      73.699
1/31/95                  75.806                       100.243                      72.880
2/28/95                  64.516                       105.544                      75.333
3/31/95                  52.419                       108.674                      78.225
4/28/95                  54.839                       112.098                      82.542
5/31/95                  56.855                       114.989                      83.375
6/30/95                  66.935                       124.308                      85.255
7/31/95                  62.097                       133.446                      87.064
8/31/95                  56.452                       136.151                      87.756
9/29/95                  61.290                       139.281                      91.044
10/31/95                 45.968                       138.477                      88.193
11/30/95                 52.419                       141.729                      94.892
12/29/95                 57.560                       140.974                      98.725
1/31/96                  50.000                       141.667                     102.034
2/29/96                  50.806                       147.059                     103.751
3/29/96                  59.677                       147.544                     110.722
4/30/96                  77.419                       159.781                     114.353
5/31/96                  69.355                       167.118                     116.662
6/28/96                  66.129                       159.585                     115.552
7/31/96                  66.129                       145.354                     110.445
8/30/96                  60.081                       153.498                     115.762
9/30/96                  55.645                       165.238                     119.533
10/31/96                 54.032                       163.412                     126.817
11/29/96                 60.887                       173.514                     139.491
12/31/96                 69.355                       173.358                     143.842
1/31/97                  75.806                       185.678                     144.546
2/28/97                  66.129                       175.408                     146.528
3/31/97                  70.968                       163.954                     141.627
4/30/97                  69.758                       169.080                     140.905
5/30/97                  82.258                       188.242                     148.111
6/30/97                  86.290                       194.007                     141.016
7/31/97                  83.164                       214.484                     147.411
8/29/97                  91.317                       214.157                     150.264
9/30/97                  92.948                       226.814                     160.257
10/31/97                 92.246                       215.072                     167.836
11/28/97                 90.598                       216.150                     169.898
12/31/97                 91.834                       212.688                     181.487
1/30/98                  89.080                       219.362                     175.670
2/27/98                 104.898                       239.949                     190.742
3/31/98                 116.554                       248.795                     191.198
4/30/98                 123.354                       253.007                     190.009
5/29/98                 135.102                       239.121                     189.060
6/30/98                 130.906                       255.982                     188.344
7/31/98                 117.133                       253.187                     179.728
8/31/98                 116.287                       203.670                     130.624
9/30/98                 118.824                       231.741                     163.420

-------------
(1) Assumes $100 invested on September 30, 1993 in the Company's Common Stock, the Nasdaq Stock Market (Market Index for U.S. Companies only) and the Peer Group (as hereinafter defined).

(2) The Peer Group selected by the Company in 1998 is comprised of the following companies, all of which are involved in natural gas marketing:
      Mitchell Energy & Development Corp., Texas Gas Corp. Development, Western Gas Resources Inc., Dynegy Inc., Aquila Gas Pipeline Corp., the Williams Companies and KN Energy, Inc. In 1997 the Peer Group selected by the Company consisted of Mitchell Energy & Development Corp., Texas Gas Corp. Development, Western Gas Resources Inc., NGC Corp., Aquila Gas Pipeline Corp., the Williams Companies and KN Energy, Inc. The changes in the Peer Group result from the fact that the stock of one company in the September 30, 1997 Peer Group is no longer traded and a replacement company was accordingly selected by the Company.

                     BOARD OF DIRECTORS AND BOARD COMMITTEES


Fiscal 1998 Board Meetings

      The Board of Directors of the Company held nine meetings during the fiscal year ended September 30, 1998. During such fiscal year, each of the incumbent directors attended not less than 75% of the total number of meetings of the Board of Directors and of the Committees of the Board of Directors on which such director served.

Board Committees

      The Audit Committee consists of Mr. Hoffmann (Chairman), Mr. Wentz and Mr. Keller. All three Audit Committee members are outside directors. The functions of the Audit Committee are to: (a) recommend the appointment of the Company's independent public accountants; (b) review the financial reports of the Company;
(c) monitor the effectiveness of the independent audit; (d) assure that the scope and implementation of the independent audit is not restricted or the independence of the independent accountants compromised; (e) review the independent accountants' reports to management on internal controls and recommend such actions as may be appropriate; and (f) review and approve the engagement by management of all non-audit and special services involving, in the aggregate, fees in excess of $15,000 per year. The Audit Committee held one meeting during the fiscal year ended September 30, 1998.

      The Company has not established a nominating committee.

      The Compensation Committee consists of Mr. Wentz (Chairman), Mr. Hoffmann and Mr. Keller. All three Compensation Committee members are outside directors. The Compensation Committee establishes overall compensation programs and policies for the Company. The Compensation Committee monitors the selection and performance as well as reviews and approves the compensation of key executives, and administers the Incentive Plan. The Compensation Committee held two meetings during the fiscal year ended September 30, 1998.

Compensation of Directors

      All of the outside directors are paid director's fees of $32,000 per year. In addition, all outside directors receive fees for attending meetings of the board of directors. The fee per meeting is $1,500. Committee members also receive a $500 fee for attending each committee meeting.

      In addition, each outside director is granted an option to purchase 5,000 shares of Common Stock each calendar year under the Company's 1992 Executive Equity Incentive Plan. The option is granted on the first business day of each calendar year. The exercise price for such options is the closing price of the Company's stock on the date of grant. In January 1999, the Company issued to each of Messrs. Hoffmann, Wentz and Keller options to purchase 5,000 shares of Common Stock at $17.25 per share. The options expire in ten years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         On March 31, 1993, the Company entered into an agreement to sell to Terrapin its oil and gas partnership management businesses for $1,100,000 ($800,000 note bearing interest at 8% per annum and $300,000 cash) which approximated the market value of its partnership interests. The closing of the stock purchase transaction occurred on June 30, 1993. Terrapin is wholly-owned by Richard Staedtler. Mr. Staedtler was an executive officer of the Company from September 1983 until June 1993. Mr. Staedtler left the Company in June of 1993 and rejoined the Company in November of 1994 as an executive officer and became a director in May 1997. The $800,000 note was repaid in December 1994.

         In conjunction with the sale of its partnership management business, the Company and one of its subsidiaries entered into two management agreements with Terrapin to manage the Company's exploration and production operations. In May 1996, the second management agreement was expanded to include corporate accounting functions. Management fees incurred to Terrapin for the year ended September 30, 1998 aggregated $292,000.

         In September 1997, Terrapin granted the Company an option to acquire its employees and computer equipment. The option price was one dollar plus assumption of Terrapin's office and equipment rentals and employee obligations. Effective June 30, 1998, the Company exercised the option and hired most of Terrapin's employees. As a result, the Company performs the functions previously performed by Terrapin.

                           PROPOSAL TO ELECT DIRECTORS

         At the Annual Meeting, the Stockholders will be asked to elect one director, constituting one class of directors, to serve for the term indicated and until such director's successor is elected and qualified. In the unanticipated event that the nominee for director becomes unavailable, it is intended that proxies will be voted for such substitute nominee as may be designated by the Board of Directors.

         The Company's Bylaws, as amended, provide that the number of directors of the Company shall be not less than four, nor more than nine, as shall be determined by the Board of Directors. Both the Bylaws and the Company's Certificate of Incorporation also provide that the directors shall be divided into three classes, each class to consist of, as nearly as possible, one third of the number of directors who constitute the entire Board. At each annual meeting of stockholders of the Company, successors to the class of directors whose term expires at such meeting shall then be elected for a three-year term. The Bylaws further provide that if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

         The shares represented by the enclosed Proxy will be voted as directed. If no choice is specified in the Proxy, the shares represented by the enclosed Proxy will be voted "For" the nominee set forth below. The Board of Directors recommends voting "FOR" the nominee to serve in the class indicated.

         Information concerning the nominee for the class of directors to be elected, as well as those continuing directors not standing for election at the Annual Meeting, is set forth below:

         The following individual is nominated to serve as director in the class whose term will expire at the Annual Meeting in the year 2002:

      Martin R. Hoffmann has been a director of the Company since June 1995. Mr. Hoffmann is of counsel to the Washington, D.C. office of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. He was a Senior Visiting Fellow at the Center for Technology, Policy and Industrial Development of the Massachusetts Institute of Technology from May 1993 to May 1995 and a private business consultant since 1993. From 1989 to 1993, Mr. Hoffmann served as Vice President and General Counsel of Digital Equipment Corporation. Prior to assuming this position, Mr. Hoffmann practiced law as Managing Partner of the Washington, D.C. office of Gardner, Carton and Douglas from 1977 to 1989. Mr. Hoffmann also served in various capacities at the United States Department of Defense, including General Counsel from 1974 to 1975 and Secretary of the Army from 1975 to 1977. He is a Director of Seachange International, Inc. of Maynard, Massachusetts.

         The following individuals are directors whose term will expire at the 2001 Annual Meeting.

         Joseph L. Castle II has been a Director of the Company since 1985. Mr. Castle is the Chairman of the Board of Directors and Chief Executive Officer of the Company, having served as Chairman from December 1985 through May 1992 and since December 20, 1993. Mr. Castle also served as President of the Company from December 1985 through December 20, 1993 when he reassumed his position as Chairman of the Board. Previously, Mr. Castle was Vice President of Philadelphia National Bank; a corporate finance partner at Butcher and Sherrerd; an investment banking firm, and a Trustee of The Reading Company. Mr. Castle has worked in the energy industry in various capacities since 1971. Mr. Castle is a director of Comcast Corporation and Charming Shoppes, Inc.

         Sidney F. Wentz has been a director of the Company since June 1995. Mr. Wentz has been Chairman of the Board of The Robert Wood Johnson Foundation, the nation's largest health care philanthropy, since June 1989. Commencing in 1967, he held several positions with Crum and Forster, an insurance holding company, retiring as Chairman and Chief Executive Officer in 1988. Previously, he was an attorney with the law firm of White & Case and then Corporate Attorney for Western Electric Company/AT&T. Mr. Wentz is a director of Ace Limited, a Bermuda-based insurance company and the Bank of Somerset Hills, and a trustee of Drew University.

         The following individuals are directors whose term will expire at the 2000 Annual Meeting:

      John P. Keller has been a director of the Company since April 1997. Since 1972, Mr. Keller has served as the President of Keller Group, Inc., a privately-held corporation with subsidiaries in Ohio, Pennsylvania and Virginia. In 1993 and 1994 Mr. Keller also served as the Chairman of American Appraisal Associates, an appraisal company. Mr. Keller is also a director of A.M. Castle & Co. and Old Kent Financial Corporation.

         Richard E. Staedtler has been a director of the Company since May 1997 and has been Senior Vice President and Chief Financial Officer of the Company since November 1994. Mr. Staedtler served as a Director of the Company from 1986 through September 1992, and as Chief Financial Officer of the Company from 1984 through June 1993, when he formed Terrapin Resources, Inc. ("Terrapin") to purchase Minden Energy Corporation, then a wholly-owned subsidiary of the Company. Mr. Staedtler also serves as President of Terrapin, which provided certain administrative services to the Company until June 30, 1998. See "Certain Relationships and Related Transactions".

                  PROPOSAL TO REAPPOINT INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected the accounting firm of KPMG Peat Marwick LLP ("KPMG") to be the Company's independent accountants to audit the books and records of the Company and its subsidiaries for the fiscal year ending September 30, 1999. The firm has no material relationship with the Company and is considered well qualified. Should the stockholders of the Company not ratify the selection of KPMG or should the fees proposed by KPMG become excessive or the services provided by KPMG become unsatisfactory, the selection of another firm of independent certified public accountants will be undertaken by the Board of Directors.

         The Company's independent accountants for the fiscal year ended September 30, 1996 were the firm of Price Waterhouse LLP ("Price Waterhouse"). Price Waterhouse resigned as the Company's independent accountants on February 11, 1997. The reports of Price Waterhouse on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two most recent fiscal years and through February 11, 1997, there have been no disagreements with Price Waterhouse on any matter of accounting practices, financial statement disclosures, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse would have caused them to make reference thereto in their reports on the financial statements for such years. Price Waterhouse has furnished the Company with a letter stating that it agrees with the above statements in this paragraph.

         Representatives of KPMG are expected to be present at the Annual Meeting, and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

         The shares represented by the enclosed Proxy will be voted as directed. If no choice is specified in the Proxy, the shares represented by the enclosed Proxy will be voted "FOR" the selection of KPMG as the Company's independent accountants. The Board of Directors recommends a vote "FOR" the proposal to ratify the selection of KPMG as the Company's independent accountants.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. Should any other matter be properly raised at the Annual Meeting, however, it is the intention of each of the persons named in the Proxy to vote in accordance with his judgment as to each such matter raised.

                                  VOTE REQUIRED

         The nominee within the class of directors for election to the Board of Directors at the Annual Meeting who receives the greatest number of votes for director, a quorum being present, shall become the director for such class. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the election of KPMG as the independent accountants of the Company. Abstentions and non-votes will not be tabulated as negative votes with respect to any matter presented at the Annual Meeting, but will be included in computing the number of shares of Common Stock present for purposes of determining the presence of a quorum for the Annual Meeting.

                              STOCKHOLDER PROPOSALS

         Any proposals of stockholders which are intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 31, 1999 for consideration for inclusion in the Proxy Statement. In addition, the persons named as proxies on the form of proxy mailed in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the 2000 Annual Meeting of Stockholders will be authorized to vote in their own discretion on any stockholder proposal not included in the Company's Proxy Statement if the Company does not receive written notice of such proposal by March 15, 2000. Such proxy holders' authority to vote in their discretion on stockholder purposes as to which the Company does receive notice by March 15, 2000 will be determined in accordance with the rules of the Securities and Exchange Commission.

                            EXPENSES OF SOLICITATION

         The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made initially by mail. The directors and officers and other employees of the Company may, without compensation other than their usual compensation, solicit proxies by mail, telephone, telegraph or personal interview. The Company will also reimburse brokerage firms, banks, voting trustees, nominees and other recordholders for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Common Stock.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/JOSEPH L. CASTLE II

                                         JOSEPH L. CASTLE II
                                         Chairman and Chief Executive Officer

Radnor, Pennsylvania
April 30, 1999